EXHIBIT 11

                          GLENAYRE TECHNOLOGIES, INC.

                    Computation of Earnings Per Common Share

                    (in thousands, except per share amounts)

                                  (Unaudited)


                                                                Nine Months Ended September 30,   Three Months Ended September 30,

                                                                   1997          1996                1997             1996
                                                                   ----          ----                ----             ----
Net Income.....................................................  $43,440        $53,740            $15,034           $13,801
                                                                 =======        =======            =======           =======




Primary Earnings Per Share:

Weighted average shares outstanding during the period..........   60,252         60,844             60,378            61,192
Common stock equivalents.......................................    2,885          3,002              3,133             2,556
                                                                 -------        -------            -------           -------
                                                                  63,137         63,846             63,511            63,748
                                                                 =======        =======            =======           =======

Net income per share...........................................  $   .69        $   .84            $   .24           $   .22
                                                                 =======        =======            =======           =======



Fully Diluted Earnings Per Share:

Weighted average shares outstanding during the period..........   60,252         60,844             60,378            61,192
Common stock equivalents.......................................    3,058          3,023              3,133             2,556
                                                                 -------        -------            -------           -------
                                                                  63,310         63,867             63,511            63,748
                                                                 =======        =======            =======           =======

Net income per share...........................................  $   .69        $   .84            $   .24           $   .22
                                                                 =======        =======            =======           =======

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